UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 30, 2026

BRAEMAR HOTELS & RESORTS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway
Suite 1200
Dallas
Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

Item 7.01 Regulation FD Disclosure.

On October 30, 2026, BHR Tahoe LP, a subsidiary of Braemar Hotels & Resorts Inc. (the “Company”), entered into a loan agreement with Western Alliance Bank, an Arizona corporation, to refinance existing debt relating to The Ritz-Carlton, Lake Tahoe. The loan provides for a $60 million term loan at closing and an earnout facility of up to $15 million, for a total potential loan amount of $75 million. The loan is secured by first-priority mortgages on The Ritz-Carlton, Lake Tahoe and its Lake Club, together with first-priority liens on the borrower’s and the related hotel lessee’s tangible and intangible personal property. The loan has an initial maturity date of October 30, 2029, with two one-year extension options, subject to the satisfaction of certain conditions, taking the final maturity to October 30, 2031. The loan bears interest at a floating rate equal to one-month Term SOFR plus 2.65%, subject to a 5.30% interest rate floor, except where the applicable outstanding balance is covered by a qualifying interest rate swap as provided in the loan agreement. Monthly payments are interest only prior to October 30, 2029, after which monthly payments of principal and interest are required based on a 25-year amortization period, with the remaining outstanding balance due at maturity. The earnout facility permits up to two advances, with the first advance required to be at least $7.5 million, subject to specified conditions, including no continuing event of default, a debt yield of at least 11.5% for two consecutive fiscal quarters after giving effect to the requested advance and, if required by the lender, a loan-to-value ratio of no greater than 55%. Earnout advances may be requested until six months before the applicable maturity date.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Form 8-K and Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release of the Company, dated November 3, 2026
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

Dated: November 3, 2026	By:	/s/ Jim Plohg
Jim Plohg
Executive Vice President, General Counsel & Secretary